Exhibit 99.1

HeartCore Announces 1-for-20 Reverse Stock Split

NEW YORK and TOKYO, April 1, 2026 — HeartCore Enterprises, Inc. (NASDAQ: HTCR) (“HeartCore” or the “Company”), an IPO consulting services company based in Tokyo, today announced that its Board of Directors approved a 1-for-20 reverse stock split of its issued and outstanding common stock (the “Reverse Split”). As previously announced, on June 30, 2025, HeartCore stockholders approved the Reverse Split and granted the Board of Directors the authority to determine the exact split ratio (within the range approved by stockholders) and when to proceed with the Reverse Split.

The Reverse Split will become effective on April 2, 2026 at 4:00 p.m. Eastern Time (“Effective Time”) and the Company’s common stock is expected to begin trading under a new CUSIP number, 42240Q 203, on the Nasdaq Capital Market (“Nasdaq”) on April 6, 2026, on a Reverse Split-adjusted basis. The Reverse Split is intended to increase the price per share of the Company’s common stock to enable the Company to regain compliance with the $1.00 minimum bid price requirement for continued listing on Nasdaq.

As of the Effective Time, issued and outstanding shares of the Company’s common stock will automatically be reclassified such that each 20 shares of pre-Reverse Split common stock will become one share of common stock, with any fractional shares of common stock resulting being rounded up to the nearest whole share of common stock. The authorized number of shares, and par value per share, of the Company’s common stock will not be affected by the Reverse Split. Proportional adjustments will be made to the number of shares of common stock issuable upon the exercise of the Company’s outstanding options and restricted stock units, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans.

Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-Reverse Split shares. Stockholders owning shares through a bank, broker, or other nominee will have their positions automatically adjusted to reflect the Reverse Split, subject to brokers’ particular processes, and will not be required to take any action in connection with the Reverse Split. For those stockholders holding physical stock certificates, the Company’s transfer agent, Transhare Corporation, will send instructions for exchanging those certificates for shares held electronically in book-entry form or for new certificates, in either case representing the post-Reverse Split number of shares.

About HeartCore Enterprises, Inc.

HeartCore Enterprises, Inc. is headquartered in Tokyo, Japan, and is a leading consulting services company providing U.S. market listing support and related advisory services primarily to Japanese corporate clients. For more information, please visit https://heartcore-enterprises.com/.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the potential transaction, strategic initiatives, regulatory processes, and future business plans.

In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements.

These risks and uncertainties are discussed in the Company’s filings with the U.S. Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gateway-grp.com

(949) 574-3860